Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-110731 on Form S-8 of our report dated June 27, 2014, relating to the 2013 financial statement of South Jersey Industries, Inc. 401(k) Plan which report expresses an unqualified opinion, appearing in this Annual Report on Form 11-K of South Jersey Industries, Inc. 401(k) Plan for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
June 25, 2015